EXHIBIT 99.1

RADNOR HOLDINGS CORPORATION

POSTPONES YEAR END CONFERENCE CALL

RADNOR, PA (PR NEWSWIRE) — March 30, 2006 — Radnor Holdings Corporation (the “Company”) announced today that it anticipates filing Form 12b-25 with the Securities and Exchange Commission to request an extension of the filing deadline for the Company’s Annual Report on Form 10-K for fiscal year ended December 30, 2005, for a period of up to fifteen calendar days. As such, the Company is postponing its previously announced fiscal 2005 year end earnings conference call scheduled for today at 3:00 p.m. Eastern Standard Time until such time as the Annual Report on Form 10-K for fiscal year ended December 30, 2005 is completed. The Company will announce information regarding the rescheduled conference call as soon as it becomes available.

Company Information

Radnor Holdings Corporation is a leading manufacturer and distributor of a broad line of disposable foodservice products in the United States and specialty chemical products worldwide. The Company operates 15 plants in North America and 3 in Europe and distributes its foodservice products from 10 distribution centers throughout the United States. For more information about the Company, visit the Company’s web site at http://www.radnorholdings.com.

Contact:

Radnor Holdings Corporation

R. Radcliffe Hastings (Executive Vice President), 610-341-9600